UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
☒		Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

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January 23, 2008

Frequently Asked Questions

Proxy to Approve New Subadvisory Agreement for Dividend Income Fund

A definitive proxy statement for the Wells Fargo Advantage Dividend Income Fund was filed with the SEC on January 23, 2008. Pending shareholder approval, we will replace the Fund’s current subadvisor, Wells Capital Management, with Phocas Financial Corporation (Phocas). With shareholder approval of the proposed new subadvisor, the Fund will be renamed the Wells Fargo Advantage Large Company Value Fund and will have a new investment objective and principal investment strategy.

The following questions and answers are intended to address questions from shareholders and plan sponsors who are being asked to approve the proposal.

Overview

1.	What are shareholders being asked to vote on at a special meeting on March 14, 2008?

Shareholders are being asked to vote to approve a new subadvisory agreement with Phocas on behalf of the Fund. Upon shareholder approval, the Fund will be renamed the Wells Fargo Advantage Large Company Value Fund and will have a new investment objective and principal investment strategy. This new strategy is intended to more accurately reflect a traditional large-cap value style and process that is favored by the new subadvisor. This differs from the Fund’s current investment strategy, which focuses on dividend yield and dividend-paying stocks.

2.	Has the Board of Trustees of Wells Fargo Advantage Funds (the Board) approved this proposal?

Yes. Based on the recommendation from Wells Fargo Funds Management, LLC, the Board has unanimously agreed that this change is in the shareholders’ best interests and recommends that shareholders cast a favorable vote.

3.	Why has the Board recommended that shareholders vote in favor of approving the new subadvisory agreement and investment strategy change?

In evaluating this new agreement, the Board has found it to be fair and equitable.

The Board came to its conclusion after an evaluation of Phocas. The Board believes that the experience that Phocas’ senior investment professionals have with managing other large-cap value equity investments has the potential to benefit the Fund and that the selection of Phocas is in the best interest of the Fund’s shareholders. The Board gave considerable weight to the rigorous and extensive search conducted by Wells Fargo Funds Management, LLC, the Fund’s advisor, which screened prospective new subadvisors and recommended Phocas.

In particular, the Board considered the quality of services anticipated to be provided by Phocas and the background, experience, and the amount of attention expected to be given to the Fund by senior investment personnel at Phocas. Phocas’ portfolio management team members have an average experience of over 15 years in the money management industry. Its portfolio management team has worked together for approximately 11 years. Wells Fargo Funds Management believes that the two proposed co-portfolio managers for the Fund possess strong capabilities in proprietary valuation modeling of large cap stocks. These capabilities were developed over many years of providing investment management services in this asset class.

4.	Who is Phocas?

Phocas Financial Corporation is a registered investment advisor that was founded in 2005 and is based in Alameda, California. Phocas selects and manages equity investments for institutional investors, individuals, and investment advisors. Phocas believes that a patient, value-oriented approach has the potential to deliver the best returns with the least risk. It researches and evaluates the fundamentals of individual companies, looking for attractive investment values.

5.	Will the subadvisor change impact the way in which the Dividend Income Fund is managed?

Yes. Upon shareholder approval of the proposed subadvisory agreement with Phocas, the Fund will be renamed the Wells Fargo Advantage Large Company Value Fund and will have a new investment objective and principal investment strategy. This new strategy is intended to more accurately reflect a traditional large-cap value style and process, which is favored by the new subadvisor. This differs from the Fund’s current investment strategy, which focuses on dividend yield and dividend-paying stocks.

6.	Will the Fund’s expenses change as a result of the new subadvisory agreement?

No. The ownership change has no impact on the Fund’s expenses.

7.	What is the timeline for the proposal?

Time Frame	Event
January 2, 2008	Record date for special shareholder meeting.
Late January 2008	Proxy materials will be mailed to shareholders of record as of January 2, 2008. We anticipate that the mailing will begin on or about January 28, 2008.
March 14, 2008

Scheduled date of the special shareholder meeting. For shareholders who will not attend the meeting in person, proxy voting instructions must be received prior to the meeting. Meeting will be held at 10:00 a.m., Pacific

Time, at 525 Market Street, 12th Floor, Yosemite Conference Room,

San Francisco, California.

March 21, 2008	If approved at the March 14 meeting, the new subadvisory agreement, name, investment objective, and strategy will take effect on or about March 21, 2008.

A proxy vote allows record-date fund shareholders to cast a vote without attending the shareholder meeting on March 14, 2008.

8.	Who is entitled to vote?

Shareholders who owned shares of the Wells Fargo Advantage Dividend Income Fund on the record date, which is January 2, 2008, and who have the authority to vote their shares will receive proxy materials and are encouraged to cast their vote. Shareholders of record are entitled to one vote for each whole share and a fractional vote for each fractional share of the Fund that they owned on the record date.

9.	What methods can be used to vote?

Shareholders may vote in the following ways:

•	By returning the proxy ballot card by mail.
•	By calling the automated voting line at the toll free number listed on their proxy ballot card. To vote by telephone, shareholders will need the control number printed on the ballot card.
•	By going online to the Web site listed on their proxy ballot card and following the instructions. To vote online, shareholders will need the control number printed on the ballot card.
•	By personally attending and voting at the shareholder meeting on March 14, 2008.

10.	Will shareholders receive a confirmation when they have completed voting their proxy?

Shareholders will not receive a confirmation if they send their proxy vote by mail. However, they will receive a confirmation if they vote by telephone with the proxy solicitor. If they vote online, they will be able to print a confirmation of their proxy vote or request an e-mail confirmation.

11.	What if shareholders do not approve the proposal?

If this occurs, the new subadvisory agreement will not take effect and the Board will determine an appropriate course of action.

12.	Whom can a plan sponsor of a retirement plan that is invested in the Fund call for additional information?

If a plan sponsor requests additional information, the sponsor should be directed to speak to their relationship manager.

The Proxy Solicitation Process

1.	How do I handle a shareholder who calls us wanting to vote over the phone?

Shareholders who want to vote over the phone should be transferred to The Altman Group, a proxy solicitation firm that was hired for this proxy solicitation process, at 1-866-406-2287. The Altman Group may transfer shareholders to Wells Fargo Advantage Funds if it receives questions it is unable to answer, such as questions about specific Wells Fargo Advantage Funds accounts. Shareholders can also vote by using the automated phone service by calling the number listed on their proxy ballot card.

2.	If shareholders approve the proposal on March 14, 2008, when will the new subadvisory agreement, name, and investment strategy take effect?

Upon shareholder approval, the changes will become effective on or about March 21, 2008.

3.	Will anyone call shareholders regarding the proxy?

An independent proxy solicitor, The Altman Group, may contact shareholders regarding this proxy. If a shareholder questions the validity of a solicitation call, please reassure them that Wells Fargo Advantage Funds is aware of the phone call.

4.	Who is paying for the proxy solicitation?

Wells Fargo Funds Management, LLC, will pay for all expenses incurred for this proxy solicitation. The expenses will not be charged to the Funds or to the Funds’ shareholders.

5.	Whom can shareholders call for additional information?

If shareholders have questions about the proxy materials or the proposal, they may call their relationship manager, investment professional, or Wells Fargo Advantage Funds at

1-800-222-8222. If they have any questions about how to vote, or if they would like to vote by an automated telephone service, they may call the number listed on their proxy card. They may also call our proxy solicitor, The Altman Group, directly at 1-866-406-2287.

Investment professionals with questions about this information may contact the

Wells Fargo Advantage Funds Sales Desk at 1-888-877-9275.

Wells Fargo Funds Management, LLC, a wholly owned subsidiary of Wells Fargo & Company, provides investment advisory and administrative services for Wells Fargo Advantage Funds. Other affiliates of Wells Fargo & Company provide subadvisory and other services for the Funds. The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member FINRA/SIPC, an affiliate of Wells Fargo & Company. 108780 01-08

NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE